CONSENT OF THE INDEPENDENT ACCOUNTANTS


         As independent accountants, we hereby consent to the incorporation of our report, included in the Annual Report on Form 10-K of First South Africa Corp., Ltd. ("the Company'), into the Company's previously filed Registration Statement on Form S-1 (No. 33-99180).





/s/ PRICE WATERHOUSE

PRICE WATERHOUSE
Sandton, South Africa
October 3, 1996